united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2015 (July 1, 2015)

internet america, INC.

(Exact name of registrant as specified in its charter)

Texas	001-25147	86-0778979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6210 Rothway Street, Suite 100 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

    (713) 968-2500

(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 8.01 Other Events.

In connection with the plan of liquidation of Internet America, Inc. (the “Company”) and as a result of the Company having less than 300 shareholders of record, the Board of Directors of the Company has authorized and directed management to take the steps necessary to deregister from the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In furtherance thereof, the Company will file a Form 15 with the Securities and Exchange Commission, thereby deregistering its common stock under Section 12(g) of the Exchange Act and suspending its reporting requirements under Sections 13(a) and 15(d) of the Exchange Act pursuant to Rules 12g-4 and 12h-3 promulgated thereunder. The Company expects to make this filing on July 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2015

INTERNET AMERICA, INC.

By:	/s/ William E. Ladin, Jr.
William E. Ladin, Jr.
Chief Executive Officer